Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Diamond Hill Investment Group, Inc., an Ohio corporation, which is about to file with the U.S. Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of 600,000 common shares, each without par value, for offering and sale pursuant to the Diamond Hill Investment Group, Inc. 2014 Equity and Cash Incentive Plan, hereby constitutes and appoints R. H. Dillon and James F. Laird, Jr., and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of June 23, 2014.

Signature	Title

/s/ R. H. Dillon	President, Chief Executive Officer and Director
R. H. Dillon

/s/ James F. Laird, Jr.	Chief Financial Officer and Director
James F. Laird, Jr.

/s/ Randolph J. Fortener	Director
Randolph J. Fortener

/s/ Donald B. Shackelford	Director
Donald B. Shackelford

/s/ Bradley C. Shoup	Director
Bradley C. Shoup

/s/ Frances A. Skinner	Director
Frances A. Skinner